Exhibit 23.2
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                       Lovelett, Skogen & Associates P.C.
                          Certified Public Accountants
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                          INDEPENDENT AUDITORS' CONSENT



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 2000 Stock Option Plan, 2002 Stock Option Plan, the 2003 Stock Option And Compensation Plan, the Stock Option Agreement dated January 25, 2001 with Stephen H. Hollis and the Employment Agreement dated May 6, 2002 with Robert Brady and to the incorporation by reference therein of our report dated December 9, 2002 with respect to the financial statements of Double Eagle Petroleum Co. for the year ended August 31, 2002 included in its Annual Report on Form 10-KSB for the year ended August 31, 2002, filed with the Securities and Exchange Commission.


Casper, Wyoming
January 22, 2003
                                        /s/ Lovelett, Skogen & Associates P.C.
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                                        Lovelett, Skogen & Associates P.C.